UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2013 (April 30, 2013)

OPTIMUMBANK HOLDINGS, INC.

(Exact name of registrant as specified in charter)

Florida	000-50755	55-0865043
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2477 East Commercial Boulevard, Fort Lauderdale, FL 33308

(Address of Principal Executive Offices) (Zip Code)

(954) 776-2332

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Annual Meeting of the Shareholders of the Company was held on April 30, 2013. The final voting results for each matter submitted to a vote of the shareholders were as follows:

Item 1. To elect four directors to hold office for a term expiring at the 2014 annual meeting or until their respective earlier death, resignation or removal, votes were validly cast as follows for the following persons as directors of the Company:

Nominees	Number of Votes For	Number of Votes Withheld	Broker Non-Votes
Sam Borek	10,927,219	17,706	6,995,060
Seth Gillman	10,935,286	9,639	6,995,060
Moishe Gubin	10,925,646	19,279	6,995,060
Joel Klein	10,936,686	8,239	6,995,060

Item 2. To approve the issuance and sale of up to a total of 7,333,333 shares of the Company’s common stock at a price of $0.30 per share to Moishe Gubin under the terms of an Amended and Restated Stock Purchase Agreement between the Company and Mr. Gubin:

FOR	10,880,496
AGAINST	54,404
ABSTAIN	10,025
BROKER NON-VOTES	6,995,060

Item 3. To approve the Reverse Stock Split pursuant to which every four (4) outstanding shares of the Company’s common stock would be combined into (1) outstanding share of the Company’s common stock on a record date to be established by the Company’s Board of Directors following the annual meeting:

FOR	17,299,421
AGAINST	302,664
ABSTAIN	337,900

Item 4. To ratify the selection of Hacker, Johnson & Smith PA as the Company’s independent auditor for fiscal year 2013:

FOR	17,676,924
AGAINST	93,646
ABSTAIN	169,415

Item 8.01 Other Events

On March 22, 2013, the Company’s board of directors unanimously approved a proposal to amend the Company’s articles of incorporation to implement a reverse stock split (the “Reverse Stock Split”), pursuant to which every four outstanding shares of the Company’s common stock would be combined into one outstanding share of the Company’s common stock on a record date to be established by the Company’s Board of Directors following the 2013 annual meeting.

On April 30, 2013, the shareholders of the Company approved the Reverse Stock Split.

On May 17, 2013, the Company’s board of directors established a record date of May 31, 2013 for the Reverse Stock Split.

The amendment will not change the number of authorized shares of common stock or preferred stock, or the relative voting power of the Company’s shareholders. Because the number of authorized shares will not be reduced, the number of authorized but unissued shares of the Company’s common stock will materially increase and will be available for reissuance by the Company. The Reverse Stock Split will affect all of the holders of the Company’s common stock uniformly.

No fractional shares will be issued in connection with the Reverse Stock Split. Instead, any fractional share resulting from the Reverse Stock Split will be rounded up to the next largest whole share.

Following the Reverse Stock Split, the number of the Company’s outstanding shares of common stock will be reduced from 31,511,201 shares to 7,877,800 shares. The Reverse Stock Split will also affect the Company’s outstanding stock options and shares of common stock issued under the Company’s Equity Incentive Plan. Under this plan, the number of shares of common stock deliverable upon exercise or grant must be appropriately adjusted and appropriate adjustments must be made to the purchase price per share to reflect the Reverse Stock Split.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press release dated May 17, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

May 17, 2013	By:	/s/ Thomas Procelli
Thomas Procelli Chief Operating Officer

INDEX TO EXHIBITS

Exhibit Number	Description

99.1	Press Release issued May 17, 2013